IQST – iQSTEL Confirms $105M 2023 Revenue Forecast, Profitability EOY and Nasdaq Up Listing Plans with EV Rebranding and New Fintech Product On The Horizon

New York, NY, January 24, 2023 -- iQSTEL, Inc. (OTCQX: IQST) today announced the company’s Independent Board of Directors have approved management’s 2023 business plans and objectives ahead of the upcoming annual shareholder meeting scheduled for January 31, 2023, at 11 am (EDT).

In advance of the annual shareholder meeting next week, iQSTEL has today published a summary of the company’s 2022 achievements and 2023 objectives.

“iQSTEL’s 2022 operational performance was the best ever in the company’s history,” said CEO Leandro Iglesias. “Nevertheless, the overall economic headwinds, in my opinion, overwhelmed the potential for iQSTEL’s share price performance in 2022 to reflect iQSTEL’s operational performance. iQSTEL is not alone, several huge companies have suffered the same stock drop. While I am confident the global economy will rebound, in the meantime the war in Ukraine continues, inflation continues, economic growth staggers and pre Covid-19 GDP levels have yet to be restored. iQSTEL operations in 2022 did not relent in the face of a difficult economy and I am confident the company will continue to deliver on its objectives in 2023 as well, no matter what comes our way. I firmly believe the iQSTEL share price will eventually reflect our as of yet overlooked and ongoing extraordinary operational performance.”

FY-2022 ACHIVEMENTS:

  Revenue estimation for FY-2022 is $93 Million vs $90 Million forecasted, a 47% increase over $63 Million revenue FY-2021.
  Profitability (Positive Net Income), reached in Q3-2022 vs Q4-2022 predicted.

2022 Performance Summary By Division -

Telecom and IoT Division:

•	The company completed the acquisition of two subsidiaries, Whisl and Smarbitz, creating a remarkable 6-company business platform for each market: USA, Latin America, Transatlantic, and IoT.
•	Our Telecom Division is gaining market share in the International Wholesale Market currently delivering over 8 billion SMSs and 4 billion Voice Minutes annually.
•	The company participated in 3 major telecommunications trade shows - ITW (Washington) in May, WWC (Madrid) in September, and LAWC-WSC (Buenos Aires) in November - presenting IQSTEL as a premier, rapidly growing international telecom player.
•	Notably, the company made substantial progress in the consolidation of its telecom subsidiaries streamlining operations and achieving synergies with Etelix and SwissLink now sharing one CEO, COO, Sales VP, NOC and sales team.
•	The company successfully integrated its IoT (internet of Things) Business in the Telecom Division (www.iotlabs.mx).
•	The www.IoTsmartTank.com device being field tested with the largest chemical corporation in the world, and the company is now in discussions with several gas distribution companies to take advantage of iQSTEL’s proprietary technology - the www.iotsmattak.com and www.iotsmartgas.com.

Fintech Division:

•	The company completed the test of its Fintech product www.maxmo.vip, and identified a few gaps. The gaps are being closed and a commercial business development strategy targeting large cooperatives and associations in Latin America is underway where iQSTEL, through partnerships will offer Fintech products to members in order to capture the remittance, top up business, and gain debit MasterCard cardholders.
•	The Fintech Division has already started positioning its Fintech product in the market specifically through CrossTech Payments (IMTC) in Miami starting last November.

Blockchain Platform Division:

•	The company completed Version 2 of the Mobile Number Portability App (MNPA), and also implemented an automated robot to run in real time a portability simulation on our proprietary Blockchain.
•	Those developments allow the company to successfully start the commercial offering the company’s MNPA to the government telecommunications agencies, starting in Latin America and the Caribbean.

Electric Vehicle Division:

•	The company’s Electric Division is moving forward after the successful manufacturing of its first batch of Electric Motorcycles that have been demonstrated in the USA, Panama, Venezuela, and Spain winning positive reviews about the company’s 250, 350 and 450 models. This has been the starting point of the design of the new model 550 Elite with 5 KW motor that will run at a maximum speed of 110 Km/h with an improved braking system, full GPS features, and winter kit. This 550 Elite model is already being manufactured and should roll out in this 2023.
•	The company completed a full market research initiative of the market for motorcycles and mid speed cars in the USA (California, Texas, Florida, New York, New Jersey), Mexico, Guatemala, Colombia, Venezuela, Portugal and Spain.
•	From the research, the company has decided to enter the mid speed car market with a product capable of running at up to 90 Km/hour at an affordable price for end users below $17,000, priced as a second family car. The company has been intensely working on the specs and safety of our mid speed car, and we hope to have a progress update Early 2023.

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FY-2023 OBJECTIVES:

About the Company:

  Estimated FY-2023 revenue forecast of $105 Million.
  Estimated FY-2023 year-end consolidated positive net income of over $1 million.
  The Telecom Division, Internet of Things (IoT) Business Line, Fintech Division, and Electric Vehicle Division will establish revenue and profit by year end.
  The Telecom Business will be reorganized and rebranded for easy customer recall.
  The company will release a new Fintech product with more features this year. The company will also discontinue its plan to implement a buy/sell crypto functionality in light of current crypto exchange market conditions.
  Our Electric Vehicle division will perform a rebranding with plans to manufacture two batches of motorcycles for EU and USA this year.
  The company M&A campaign will continue targeting opportunities to rapidly increases revenue and profit.

About the Stock Market:

1.	The upcoming annual shareholder meeting will emphasize our commitment to engaging shareholders in an ever-closer relationship.
2.	The company will continue its dual listing efforts in order to gain attention for more international investors.
3.	At the same time, we will keep the preparations for a Nasdaq up-listing once market conditions improve and can potentially facilitate an organic increase in iQSTEL’s share price to meet minimum listing standards.

These objectives are challenging but the Company, Independent Board of Directors, Management, Employees are ready and focus on the achievement of them.

At last, Shareholders are now able to cast their proxy votes in advance of the annual shareholder meeting scheduled for January 31, 2023, at 11 am (EDT), for more information visit www.iqstel.com/investors. An email and printed proxy cards have been sent to all shareholders of record with instructions on how to vote online or by mail.

If you did not receive an email or post mail with the voting instructions and believe you have, please email investors@iqstel.com.

The company has filed a Definitive Proxy Statement for shareholders to elect directors and ratify the company’s independent registered public accounting firm. The Proxy also facilitates the introduction of any other business to be brought before the annual meeting for consideration.

Management is encouraging shareholder activism and invites shareholders to introduce any other business to be brought before the annual meeting for consideration.

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About iQSTEL Inc.:

iQSTEL Inc. (OTCQX: IQST) (www.iQSTEL.com) is a US-based publicly listed company holding an Independent Board of Directors and Audit Committee with a presence in 19 countries and 70 employees offering leading-edge services through its four business lines. The Telecom Division (www.iqstelecom.com), which represents the majority of current operations, offers VoIP, SMS, proprietary Internet of Things (IoT) solutions, and international fiber-optic connectivity through its subsidiaries: Etelix, SwissLink, Smartbiz, Whisl, IoT Labs, and QGlobal SMS. The Fintech business line (www.globalmoneyone.com) (www.maxmo.vip) offers a complete Fintech ecosystem MasterCard Debit Card, US Bank Account (No SSN Needed), Mobile App/Wallet (Remittances, Mobile Top Up, Buy/Sell Crypto). Our Fintech subsidiary, Global Money One, is to provide immigrants access to reliable financial services that make it easier to manage their money and stay connected with their families back home. The BlockChain Platform Business Line (www.itsbchain.com) offers our proprietary Mobile Number Portability Application (MNPA) to serve the in-country portability needs through its subsidiary, itsBchain. The Electric Vehicle (EV) Business Line (www.evoss.net) offers electric motorcycles to work and have fun in the USA, Spain, Portugal, Panama, Colombia, and Venezuela. EVOSS is also working on the development of an EV Mid Speed Car to serve the niche of the 2nd car in the family.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. This press release does not constitute a public offer of any securities for sale. Any securities offered privately will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

iQSTEL Inc.

IR US Phone: 646-740-0907

IR Email: investors@iqstel.com

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